UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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SUPERGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERGEN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2006

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of SuperGen, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 9, 2006 at 2:00 p.m., local time, at the Company’s principal executive office, 4140 Dublin Boulevard, Dublin, California 94568, for the following purposes:

1.                To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.                To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2006.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only holders of record of the Company’s common stock at the close of business on April 21, 2006, the record date, are entitled to notice of and to vote at the annual meeting.

All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

/s/ JAMES S.J. MANUSO, Ph.D.
        President, Chief Executive Officer and Director

Dublin, California
April 28, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

SUPERGEN, INC.

PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of SuperGen, Inc. (“we,” “SuperGen,” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Friday, June 9, 2006 at 2:00 p.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Company’s principal executive office, 4140 Dublin Boulevard, Dublin, California 94568. The telephone number at that location is (925) 560-0100.

The proxy solicitation materials, which include the Proxy Statement, Proxy Card, and the Company’s 2005 Annual Report to Stockholders, were first mailed to all stockholders entitled to vote at the annual meeting on or about April 28, 2006.

Record Date

Stockholders of record at the close of business on April 21, 2006 (the “Record Date”) are entitled to notice of and to vote at the annual meeting. As of the Record Date, 53,461,170 shares of the Company’s common stock were issued and outstanding. No shares of preferred stock were outstanding.

Revocability of Proxies

Any proxy given under this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Voting Procedures

Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on by the stockholders. Stockholders do not have the right to cumulate votes. Votes cast in person or by proxy will be tabulated by Mellon Investor Services LLC, the Company’s transfer agent.

Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted as follows:

(1)         “FOR” the election of each of the Company’s nominees as a director.

(2)         “FOR” ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2006.

Quorum; Abstentions; Broker Non-Votes

A majority of the outstanding shares of common stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting or any adjournments thereof. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the meeting and “entitled to vote on the subject matter” (the “Votes Cast”) with respect to such matter.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Neither abstentions nor broker “non-votes” affect the election of directors as the vote required is a plurality of the votes duly cast, which means that only affirmative votes will affect the outcome of the election. Broker “non-votes” are not deemed to be Votes Cast. As a result, while abstentions are deemed to be Votes Cast and will have the effect of votes in opposition of a given proposal, broker “non-votes” are not included in the tabulation of the voting results on issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Costs of Solicitation of Proxies

We will bear the costs of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, letter, e-mail or facsimile.

Householding

In an effort to reduce printing costs and postage fees, we have adopted the practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, or visit our website at www.supergen.com. You may also contact us at the same address if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Deadline for Receipt of Stockholder Proposals

Our stockholders may submit proposals that they believe should be voted upon at our next annual meeting or nominate persons for election to our Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), some stockholder proposals may be eligible for inclusion in the Proxy Statement for our 2007 annual meeting. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, no later than 120 days prior to the first anniversary of the date on which notice of our 2006 annual meeting was mailed to stockholders. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the 2007 Proxy Statement.

Alternatively, under our Bylaws, a nomination or a proposal for the 2007 annual meeting that the stockholder does not seek to include in our 2007 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, not less than 60 days prior to the first anniversary of the date on which notice of our 2006 annual meeting was mailed to stockholders. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

The SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2007 annual meeting is March 14, 2007 (45 calendar days prior to the first anniversary of the date on which notice of our 2006 annual meeting was mailed to stockholders). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the annual meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Independence

We have determined that all of our directors, other than Dr. James Manuso and Dr. Michael Young, are independent directors under the marketplace rules of the Nasdaq Stock Market. We have also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are independent under the marketplace rules of the Nasdaq Stock Market and the rules of the SEC.

Consideration of Stockholder Recommendations and Nominations

The Governance and Nominating Committee of our Board will consider both recommendations and nominations for candidates to our Board from stockholders. A stockholder who desires to recommend a candidate for election to our Board shall direct the recommendation in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock and amount of stock holdings. For a stockholder recommendation to be considered by the Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

If, instead, a stockholder desires to nominate a person directly for election to our Board, the stockholder must follow the rules set forth by the SEC (see “Deadline for Receipt of Stockholder Proposals” above) and meet the deadlines and other requirements set forth in Section 3.17 of our Bylaws, including: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to the be nominated; (2) a representation that the stockholder is a holder of record of our stock or entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder, each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director of the Company if so elected.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee will use the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board select, as director nominees:

•       The Committee will review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

•       The Committee will evaluate the performance and qualifications of individual members of our Board eligible for re-election at the annual meeting of stockholders.

•       The Committee will consider the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board as a whole. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a board that is comprised of directors who (1) are predominately independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

•       After such review and consideration, the Committee selects, or recommends that our Board select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

•       In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•       The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board.

Stockholder Communication with our Board of Directors

Any stockholder may contact any of our directors by writing to them by mail or express mail c/o SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568.

Any stockholder communications directed to our Board (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy) will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

The Corporate Secretary will forward all such original stockholder communications to our Board for review.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and its subsidiaries. A copy of the Code of Business Conduct and Ethics is available in the corporate governance section on our website at www.supergen.com.

Attendance by Board Members at the Annual Meeting of Stockholders

It is the policy of our Board to encourage board members to attend the annual meeting of stockholders. Four members of our Board attended our 2005 Annual Meeting of Stockholders.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board is currently composed of six members. The directors are elected to serve one-year terms and until their respective successors are elected and qualified. The Board has nominated the persons set forth below for election as directors. All of the nominees are current directors of the Company. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned below. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

Information Regarding Nominees

Name	Age	Principal Occupation
James S.J. Manuso	57	President, Chief Executive Officer and Director of the Company
Charles J. Casamento(1)(3)	60	President and Chief Executive Officer, Osteologix, Inc.
Thomas V. Girardi(1)(2)(3)	66	Senior Partner, Girardi & Keese
Allan R. Goldberg(3)	64	Managing Partner, The Channel Group, LLC
Walter J. Lack(1)(2)(3)	58	Managing Partner, Engstrom, Lipscomb & Lack
Michael D. Young	66	Chairman and Chief Scientific Officer, Strategic Healthcare Development LLC

(1)          Member of the Audit Committee

(2)          Member of the Compensation Committee

(3)          Member of the Governance and Nominating Committee

James S.J. Manuso, Ph.D., has served as our president and chief executive officer since January 1, 2004, as our chief executive officer-elect from September 2003 to December 2003 and as a director since February 2001. Dr. Manuso is co-founder and immediate past president and chief executive officer of Galenica Pharmaceuticals, Inc. Dr. Manuso co-founded and was general partner of PrimeTech Partners, a biotechnology venture management partnership, from 1998 to 2002, and Managing General Partner of The Channel Group LLC, an international life sciences corporate advisory firm. He was also president of Manuso, Alexander & Associates, Inc., management consultants and financial advisors to pharmaceutical and biotechnology companies. He currently serves on the board of privately-held KineMed, Inc. Previously, he served on the boards of Inflazyme Pharmaceuticals, Inc., Symbiontics, Inc., Quark Biotech, Inc., Galenica Pharmaceuticals, Inc., and Supratek Pharma, Inc. Dr. Manuso earned a B.A. with Honors in Economics and Chemistry from New York University, a Ph.D. in Experimental

Psychophysiology from the Graduate Faculty of The New School University, a Certificate in Health Systems Management from Harvard Business School, and an Executive M.B.A. from Columbia Business School. Dr. Manuso is the author of over 30 chapters, articles and books on topics including health care cost containment and biotechnology company management. He has taught and lectured at Columbia, New York University, Georgetown, Polytechnic University, and Waseda University (Japan). He has delivered invited addresses at meetings of the American Management Association, the American Medical Association, the Securities Industry Association, the Biotechnology Industry Organization, and many other professional associations.

Charles J. Casamento has served as a director of the Company since September 2002. Mr. Casamento is president and chief executive officer of Osteologix, Inc. From 1999 through August 2004, he served as chairman of the board, president and chief executive officer of Questcor Pharmaceuticals, Inc. Mr. Casamento formerly served as RiboGene, Inc.’s president, chief executive officer and chairman of the board from 1993 through 1999. He was co-founder, president and chief executive officer of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company, from 1989 until 1993. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann La Roche, Inc. and Sandoz Inc. Mr. Casamento is also a director of CORTEX Pharmaceuticals, a biopharmaceutical company. Mr. Casamento holds a bachelor’s degree in Pharmacy from Fordham University and an M.B.A. from Iona College. He is also a licensed pharmacist in the states of New York and New Jersey.

Thomas V. Girardi has served as a director since May 2000. Mr. Girardi is senior partner of Girardi & Keese, a law firm specializing in major business litigation, where he has worked since 1964. Mr. Girardi has served as national president and Los Angeles chapter president of the American Board of Trial Advocates, is a fellow of the International Academy of Trial Lawyers and the Inner Circle of Advocates, and is a member of the American Board of Professional Liability Lawyers, International Society of Barristers, and American Trial Lawyers Association. Mr. Girardi is also a member of the board of directors of Spectrum Laboratories, Inc. and Coast Casinos, Inc. He received his B.S. from Loyola Marymount University, his J.D. from Loyola Law School and an L.L.M. from New York University.

Allan R. Goldberg, Ph.D. has served as a director since March 2005. Dr. Goldberg is a co-founder and currently serves as a managing partner of The Channel Group LLC (TCG), a global life science venture management and strategic advisory organization with expertise in business, financial and commercial development. Prior to his affiliation with TCG, Dr. Goldberg co-founded PrimeTech Partners, a venture management partnership whose purpose was to create, finance and develop biomedical companies. From 1989 to 1997, Dr. Goldberg held various senior management positions including chief scientific officer, chairman and chief executive officer at Innovir Laboratories, Inc., a NASDAQ-listed biotechnology company he also co-founded. Prior to Innovir, Dr. Goldberg was a professor of virology and a Richard King Mellon Foundation Fellow at The Rockefeller University from 1971 to 1989. Dr. Goldberg has also served as a consultant to several large pharmaceutical companies as well as numerous private and public academic institutions. Dr. Goldberg earned a B.A. in English and Mathematics from Cornell University and a Ph.D. in Biochemistry/Biology from Princeton University. He was a postdoctoral fellow at Albert Einstein College of Medicine.

Walter J. Lack has served as a director since February 2000. Mr. Lack is managing partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. Mr. Lack is also a member of the board of directors of HCC Insurance Holdings, Inc., Microvision Inc. and Spectrum Laboratories, Inc.

Michael D. Young, M.D., Ph.D. has served as a director since September 2002. Dr. Young has more than 25 years of experience in the pharmaceutical industry, with significant management experience in the areas of clinical research and development, pre-clinical development and worldwide regulatory affairs. Prior to joining our board of directors, he served as development director, chief scientific officer, for London-based Celltech PLC, a leading European biotechnology company, where he was responsible for all research and strategic product development. During his tenure, Celltech developed five new products. Previously, Dr. Young was corporate director, worldwide regulatory and clinical development, for The Procter & Gamble Company. He has also held senior positions at SmithKline Beckman Corp., French Laboratories, Astra Pharmaceuticals and Delbay Pharmaceuticals (a joint-venture between Bayer and Schering Plough).

Board Meetings and Committees

During the year ended December 31, 2005, the Board held five meetings, some of which were held telephonically. In addition, certain matters were approved by the Board or a committee of the Board by unanimous written consent. Each director is expected to attend each meeting of the Board of Directors and those committees on which he serves. During 2005, all of the directors attended 75% or more of the meetings of the Board and committees, if any, upon which such directors served, with the exception of Mr. Casamento, who attended 73% of applicable meetings.

The Board currently has three standing committees:  the Audit Committee, Compensation Committee, and Governance and Nominating Committee. Each committee has a written charter that has been approved by our Board, and copies of these charters are available in the corporate governance section of our website at www.supergen.com.

Audit Committee.   The Audit Committee currently is composed of three independent directors, as defined in the applicable listing standards of the Nasdaq National Market:  Mr. Casamento, Mr. Girardi, and Mr. Lack. The Board has determined that Mr. Casamento is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee reviews and monitors the corporate financial reporting, internal controls and the internal and external audits of the Company, including, among other things, the audit and control functions, the results and scope of the annual audit and other services provided by the Company’s independent auditors, and the Company’s compliance with legal matters that have a significant impact on its financial reports. The Audit Committee meets independently with our independent auditors and our senior management and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit, interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter. The Audit Committee held six meetings during the year ended December 31, 2005. For more information regarding the functions performed by the Audit Committee, please see “Report of the Audit Committee of the Board of Directors,” included in this Proxy Statement.

Compensation Committee.   The Compensation Committee is currently composed of two independent directors, as defined in the applicable listing standards of the Nasdaq National Market:  Mr. Girardi and Mr. Lack. The Compensation Committee reviews the Company’s executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board regarding such matters. The Compensation Committee held no formal meetings during 2005, but approved several matters by unanimous written consent. See “Report of the Compensation Committee of the Board of Directors” included in this Proxy Statement.

Governance and Nominating Committee.   The Governance and Nominating Committee is currently composed of Mr. Casamento, Mr. Girardi, Dr. Goldberg, and Mr. Lack.. Dr. Young served on the Committee until December 2005. All Committee members are independent, as defined in the applicable listing standards of the Nasdaq National Market. The purpose of this Committee is to assist the Board in meeting appropriate governance standards. To carry out this purpose, the Committee’s role is to:  (1) develop and recommend to the Board the governance principles applicable to the Company; (2) oversee the evaluation of the Board and management; (3) recommend to the Board director nominees for each committee; (4) assist the Board by identifying prospective director nominees and determine the director nominees for the next annual meeting of stockholders and (5) manage and oversee the recruitment of successor CEO candidates.  The Governance and Nominating Committee did not hold a formal meeting during 2005.

Director Compensation

During 2005, all non-employee directors of the Company received compensation in accordance with the schedule noted in the first column below. In March 2006, the Board approved an increase in compensation to non-employee directors, to go into effect at the time of the 2006 annual meeting, in accordance with the second column below:

	2005 Compensation Schedule	2006 Compensation Schedule
Annual Retainer	$6,000	$10,000
Board Meeting attendance (In person)	3,000	3,500
Board Meeting attendance (Telephonically, lasting in excess of 30 minutes)	1,500	1,750
Committee Meeting attendance (In person)	1,500	1,750
Committee Meeting attendance (Telephonically, lasting in excess of 30 minutes)	750	1,000
Audit Committee Meeting, Chairman (In person)	2,000	2,250
Audit Committee Meeting, Chairman (Telephonically, lasting in excess of 30 minutes)	1,000	1,250

Directors and Board committee members are also reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

We have also adopted the 1996 Directors’ Stock Option Plan (“Directors’ Plan”) providing for stock options to be granted to non-employee directors. Under the Directors’ Plan, each new non-employee director who joins the Company is entitled to receive an option to purchase 50,000 shares of our common stock. All options granted under the Directors’ Plan will vest as to 20% of the shares upon grant and as to 20% of the shares each year thereafter, provided that the non-employee director shall continue to serve as a director on such date. Each option has a term of ten years from the date of grant. The exercise price per share for all options granted under the Directors’ Plan is 100% of the fair market value of our common stock on the date of grant. Dr. Goldberg received an option grant under the Directors’ Plan when he became a director in March 2005, at a per share exercise price of $4.89.

In 2003, the Board approved an annual grant, commencing in May 2003 and on the anniversary of each annual meeting, of a stock option to each then-serving member of the Audit Committee, Compensation Committee, and Governance and Nominating Committee, respectively, for their services on each such committee, to purchase 7,500 shares of our common stock under the 2003 Stock Plan. All options granted to committee members shall vest as to 25% of the shares on the date of grant and as to 25% of the shares on each three-month anniversary of the date of grant. Each option shall have a term of ten years from the date of grant. The exercise price per share for all options granted shall be 100% of the fair market value of our common stock on the date of grant. In March 2006, the Board approved an increase in the annual stock option grant to purchase 10,000 shares of our common stock under the 2003 Stock Plan, commencing with the 2006 annual meeting, with all other terms of the grants being the same as noted above.

The following table sets forth option grants to committee members during 2005:

Name	Committee	Date of Grant(1)	Number of Shares Underlying Options Granted	Exercise Price Per Share(2)	Expiration Date
Charles J. Casamento	Audit	05/12/05	7,500	$4.84	05/12/15
	Governance	05/12/05	7,500	4.84	05/12/15
Thomas V. Girardi	Audit	05/12/05	7,500	4.84	05/12/15
	Compensation	05/12/05	7,500	4.84	05/12/15
	Governance	05/12/05	7,500	4.84	05/12/15
Allan R. Goldberg	Governance	05/12/05	7,500	4.84	05/12/15
Walter J. Lack	Audit	05/12/05	7,500	4.84	05/12/15
	Compensation	05/12/05	7,500	4.84	05/12/15
	Governance	05/12/05	7,500	4.84	05/12/15
Michael D. Young	Governance	05/12/05	7,500	4.84	05/12/15

(1)          All of the option shares vest as to 25% of the shares on the date of the grant and as to 25% of the shares on each three-month anniversary thereafter.

(2)          The exercise price per share represents the fair market value on the date of grant as determined by the closing price of our common stock on the Nasdaq National Market.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

With authority granted by our Board, the Audit Committee has appointed Ernst & Young LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006, and recommends that the stockholders vote for ratification of such appointment.

Ernst & Young has audited our financial statements since 1994. A representative of Ernst & Young is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Principal Auditor Fees and Services

The following table sets forth fees for services Ernst & Young provided during fiscal years 2005 and 2004:

	2005	2004
Audit fees(1)	$442,000	$525,200
Audit-related fees(2)	—	2,400
Tax fees(3)	109,100	92,000

(1)          Represents fees for professional services provided in connection with the audit of our annual financial statements and internal controls, review of our quarterly financial statements, advice on accounting matters that arose during the audit, and audit services provided in connection with other statutory or regulatory filings.

(2)          Represents fees for accounting consultation services.

(3)          Represents fees for preparation of federal and state consolidated tax returns.

The Audit Committee has considered whether the non-audit services provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young and has concluded that the independence of Ernst & Young is maintained and is not compromised by the services provided.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Ernst & Young. During fiscal years 2005 and 2004, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent auditors will require the affirmative vote of a majority of the outstanding shares of common stock represented, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as having been represented.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPOINTING ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To our knowledge, the following table sets forth the beneficial ownership of common stock of the Company as of April 21, 2006 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock; (ii) each of the Company’s directors; (iii) each of the officers named in the Summary Compensation Table; and (iv) all directors and  executive officers of the Company as a group.

Name	Shares Beneficially Owned(1)	Percentage Beneficially Owned (%)
MGI PHARMA, Inc. 5775 West Old Shakopee Road, Suite 100 Bloomington, MN 55437	4,000,000	7.5
Charles J. Casamento(2)	120,000	*
Thomas V. Girardi(3)	498,500	*
Allan R. Goldberg(4)	27,500	*
Walter J. Lack(5)	370,000	*
James S.J. Manuso(6)	1,009,136	1.9
Michael D. Young(7)	137,500	*
Edward L. Jacobs(8)	174,047	*
Audrey F. Jakubowski(9)	112,700	*
Michael Molkentin(10)	76,634	*
All directors and executive officers as a group (9 persons)(11)	2,526,017	4.6

*  Less than 1%.

(1)         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire at June 20, 2006 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. At April 21, 2006, there were 53,461,170 shares of our common stock outstanding.

(2)         Represents 120,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2006.

(3)         Includes 265,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2006.

(4)         Represents 27,500 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2006.

(5)         Includes 97,500 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2006.

(6)         Includes 60 shares held individually by Susan Manuso, James Manuso’s wife; 10 shares held by Susan Manuso as custodian for their minor daughter under Uniform Grant to Minors Act; and 1,007,666 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable by James Manuso at June 20, 2006.

(7)         Represents 137,500 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2006.

(8)         Includes 165,417 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2006.

(9)         Represents 112,700 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2006.

(10)  Includes 76,146 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2006.

(11)  See footnotes (2) through (10). Includes 2,009,429 shares issuable upon the exercise of stock options to purchase shares of common stock held by directors and executive officers which are exercisable at June 20, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% of Class Stockholders”) to file with the SEC reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, for the fiscal year ended December 31, 2005, through the Record Date, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee was formed in January of 1993. The Compensation Committee is composed of Mr. Girardi and Mr. Lack, who are directors of the Company. None of these persons was an employee of the Company or any of its subsidiaries, nor were there any Compensation Committee interlocks or other relationships during 2005 requiring disclosure under Item 402(j) of Regulation S-K of the Securities Act of 1933, as amended.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning total compensation received by the chief executive officer and the other four most highly compensated executive officers (collectively, the “Named Officers”) for services rendered to the Company in all capacities during the last three fiscal years.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Other Annual Compensation ($)		Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(5)
James S.J. Manuso, Ph.D.(1)	2005	428,367	52,202	(3)	350,000	250,000	6,000
President and Chief	2004	383,333	142,627		100,000	1,250,000	—
Executive Officer	2003	—	—		—	—	—
Edward L. Jacobs	2005	342,650	8,700	(4)	76,418	—	6,000
Chief Operating Officer	2004	301,346	10,850		93,000	80,000	6,000
	2003	287,500	6,728		91,000	—	6,000
Audrey F. Jakubowski, Ph.D.	2005	241,932	—		—	—	6,000
Chief Regulatory and	2004	219,583	—		61,775	6,000	4,586
Quality Officer	2003	179,229	—		—	35,000	5,377
Michael Molkentin(2)	2005	220,842	—		—	25,000	6,000
Chief Financial Officer	2004	185,000	—		37,000	—	3,854
	2003	25,515	—		—	100,000	—

(1)           Dr. Manuso became an employee of the Company on January 1, 2004.

(2)           Mr. Molkentin joined the Company in October 2003.

(3)           Includes $2,650 for life insurance premiums, $21,278 for automobile allowance, $4,874 for club dues, and $23,400 related to the gain on exercise of non-qualified stock options.

(4)           Represents automobile allowance.

(5)           Represents 401(k) contribution.

Option Grants in 2005

The following table shows, as to the Named Officers, information concerning stock options granted during 2005. We have never granted any stock appreciation rights.

	Individual Grants				Potential Realizable
	Number of	Percent of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation for
	Options	Employees in	Price Per	Expiration	Option Term ($)(3)
Name	Granted	Fiscal Year(1)	Share ($)(2)	Date	5%	10%
James S.J. Manuso, Ph.D.	250,000	35.5	6.10	01/01/15	958,400	2,428,392
Edward L. Jacobs	—	—	—	—	—	—
Audrey F. Jakubowski, Ph.D.	—	—	—	—	—	—
Michael Molkentin	25,000	3.5	4.89	03/04/15	76,882	194,835

(1)    Based on a total of options to acquire 704,650 shares granted to employees in 2005.

(2)    Represents the fair market value on the date of grant as determined by the closing price of our common stock on the Nasdaq National Market.

(3)    The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in 2005, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rates specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company’s estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions, as well as the option holders’ continued employment through the exercise/vesting period. The amounts reflected in this table may never be achieved.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

The following table sets forth, as to the Named Officers, certain information concerning options exercised during 2005 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005. Also reported are values for unexercised “in-the-money” options, which values represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s common stock as of December 31, 2005.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Exercise (#)	Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
James S.J. Manuso, Ph.D.	13,000	23,400	903,500	801,500	248,195	2,055
Edward L. Jacobs	—	—	151,667	48,333	35,800	—
Audrey F. Jakubowski, Ph.D.	—	—	102,700	—	50,470	—
Michael Molkentin	—	—	56,771	68,229	750	3,250

(1)             The value of underlying securities is based on the $5.05 per share closing price of the Company’s common stock on December 30, 2005 (the last market trading day in 2005), minus the aggregate exercise price.

Employment Agreements

We maintain an employment agreement with Dr. James Manuso, SuperGen’s president and chief executive officer, which became effective on January 1, 2004. The agreement provides for an initial employment term through December 31, 2006, with an automatic renewal for a successive three year term unless either party gives three months notice prior to the expiration of the agreement of their intent not to renew the agreement. The agreement provided for an initial base salary of $400,000, adjusted annually at twice the percentage increase in the Consumer Price Index, a guaranteed annual bonus of $100,000, a potential additional performance-based bonus of $250,000 to be paid based on achievement of criteria established by the Compensation Committee, relocation expenses not to exceed $60,000, automobile allowances totaling $23,000, life insurance coverage of $1 million, and reimbursement of private club dues. The agreement also provides for additional cash compensation to offset taxes attributable to the payment of relocation expenses, life insurance, and club dues, as well as the grants of the following stock options:

•        On the effective date of the agreement and on each anniversary thereafter during the term of the agreement, an option to purchase 250,000 shares of the Company’s common stock at the fair market value on the date of grant, as determined by the closing price of our common stock on the Nasdaq National Market. Each option will vest as to 1/12th of the shares at the end of each month from the grant date.

•        On the effective date of the agreement, an option to purchase 1,000,000 shares of the Company’s common stock at $11.27, the fair market value on the date of grant, as determined by the closing price of our common stock on the Nasdaq National Market, with vesting subject to the achievement of various performance milestones.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of the end of December 31, 2005:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(B) Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	(C) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
Equity compensation plans approved by security holders	6,549,725	$9.07	3,061,629
Equity compensation plans not approved by security holders	—	—	—
Total	6,549,725	$9.07	3,061,629

(1)          Consists of securities issuable under the 1993 Stock Option Plan, the 2003 Stock Plan and the 1996 Directors’ Option Plan.

(2)          Includes 2,764,376 shares issuable under the 2003 Stock Plan, 170,000 shares issuable under the 1996 Directors’ Option Plan, and 127,253 shares issuable under the 1998 Employee Stock Purchase Plan.

CERTAIN TRANSACTIONS

Consulting fees to Dr. Michael Young

During 2005, we paid Dr. Michael Young, a member of our Board of Directors, $92,000 for research and development consulting.

Agreements with KineMed, Inc.

In November 2001, we made an equity investment of $150,000 to acquire 100,000 shares of Series A Convertible Preferred stock of KineMed, Inc. (“KineMed”), a start-up biotech company. In March 2003, we made an additional equity investment of $30,000 to acquire an additional 15,000 shares. The president and chief executive officer of KineMed is a former director of SuperGen. Dr. Manuso, our president and chief executive officer, is a member of the board of directors of KineMed. We accounted for this investment under the cost method as our ownership is less than 20% of KineMed’s outstanding shares. During 2005, we determined that the value of this investment was impaired due to the uncertain viability of KineMed as a going concern. The entire cost of the investment was written off to expense in 2005.

In late 2004, we entered into a license agreement with KineMed whereby we granted them exclusive worldwide rights to the development, manufacture, commercialization and distribution of proprietary property we own relating to etiocholoandeione and etiocholanolone compounds. Under the terms of the license agreement and upon successful commercialization, we could earn future royalty revenue on worldwide sales. In addition, we have termination rights and rights of first refusal on new oncological uses of these compounds.

Agreements with AVI BioPharma, Inc.

Our former president and chief executive officer was a member of the board of directors of AVI BioPharma, Inc. (“AVI”) until March 2004. Dr. Denis Burger, the chief executive officer of AVI, is a former director of the Company. In December 1999, we entered into an agreement with AVI. Under the terms of the agreement, we acquired one million shares of AVI common stock, which amounted to approximately seven and one half percent (7.5%) of AVI’s outstanding common stock, for $2.5 million in cash and 100,000 shares of our common stock at $28.25 per share. We also acquired exclusive negotiating rights for the U.S. market for Avicine, AVI’s proprietary cancer vaccine currently in late-stage clinical testing against a variety of solid tumors. Avicine is a non-toxic immunotherapy that neutralizes the effect of a tumor-associated antigen on cancer cells, while stimulating the body’s immune system to react against the foreign tumor.

In July 2000, we finalized an agreement with AVI to obtain the U.S. marketing rights for Avicine. We issued 347,826 shares of our common stock along with $5 million in cash to AVI as payment for our investment, in exchange for 1,684,211 shares of AVI common stock. As part of this agreement, we obtained the right of first discussion to all of AVI’s oncology compounds and an option to acquire an additional 10% of AVI’s common stock for $35.625 per share. This option is exercisable for a three-year period commencing on the earlier of the date the FDA accepts the NDA submitted for Avicine or the date on which the closing price of AVI’s common stock exceeds the option exercise price.

Avicine will require significant additional expenditures to complete the clinical development necessary to gain marketing approval from the FDA and equivalent foreign regulatory agencies. As part of the agreement, we are obligated to make additional payments to AVI based on successful achievement of developmental, regulatory approval, and commercialization milestones over the next several years that could total $80 million. At December 31, 2005, the sum of our 2003 and 2002 Avicine development expenses, or $565,000, was still payable and is presented on the balance sheet as Payable to AVI BioPharma, Inc. We did not incur any Avicine development expenses in 2005.

In connection with the issuance of our 4% Senior Exchangeable Convertible Notes in June 2003, we issued to the note holders warrants to purchase the 2,634,211 shares of AVI at an exercise price of $5.00. We have pledged our shares of AVI to secure our obligation under the warrants.

Quark Biotech, Inc.

Dr. Manuso, our current president and chief executive officer, was a director and stockholder of Quark Biotech, Inc. (“QBI”), a privately-held development stage biotechnology company. In June 1997, we made an equity investment of $500,000 in QBI’s preferred stock, which represents less than 1% of the company’s outstanding shares as of December 31, 2005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors for general oversight of SuperGen’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. SuperGen’s management has primary responsibility for preparing SuperGen’s financial statements and financial reporting process. SuperGen’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of SuperGen’s fiscal year 2005 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

1.                The Audit Committee has reviewed and discussed the audited financial statements with SuperGen’s management.

2.                The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented.

3.                The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with them their independence.

4.                Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.supergen.com. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Charles J. Casamento, Chairman

Thomas V. Girardi

Walter J. Lack

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee was established in January 1993 and is responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of SuperGen, including stock compensation and loans, and all bonus and stock compensation to all employees. The goal of the Committee is to ensure that SuperGen’s compensation practices are sufficient to attract the necessary talent to enable growth from a development stage company into one with commercialized products.

Compensation Committee Purposes

The Committee serves as an administrative arm of the Board to make decisions on behalf of the Board with respect to all forms of compensation to executive officers, and all bonus and stock compensation to employees.

Compensation for officers and key employees includes both cash and equity elements. Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, taking into account competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees. Such bonuses are based on accomplishment of designated company goals.

Ownership of SuperGen’s common stock is a key element of executive compensation. Our officers and other employees are eligible to participate in SuperGen’s 2003 Stock Plan and the 1998 Employee Stock Purchase Plan. The Plans permit the Board or a committee designated by the Board to grant stock options to employees on such terms as the Board or such committee may determine. Employee option grants generally vest over a four-year period and thus require the employee’s continuing efforts. The Committee believes that it is in the stockholders’ interests to link employee compensation as closely as possible to equity appreciation and thus to share with the employees the benefits of their efforts on behalf of our success.

Description of 401(k) Plan

SuperGen also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. In prior years, the Company made discretionary contributions to the 401(k) Plan, which were allocated based upon the relative compensation of each participant with at least 1,000 hours of service during the plan year and who were employed on the last day of the plan year. Beginning in 2005, SuperGen began making matching employee contributions, at rates varying from 1% to 5%, on a graduating scale based on the rate of employee salary deductions. Company discretionary contributions and matching contributions vest ratably over five years.

2005 Executive Compensation

Executive compensation for 2005 included base salary, cash bonuses, incentive stock option grants and other compensation. SuperGen issued cash bonuses in recognition of employees’ prior service and contributions towards the achievement of company goals. Compensation was established based on competitive compensation data and each executive’s job responsibilities, level of experience, individual performance, and contribution to the business. In making its decisions, the Committee exercised its discretion and judgment based on these factors. No specific formula was applied to determine the weight of each factor.

Chief Executive Officer Compensation for 2005

Dr. Manuso’s base salary was set at $429,600 as of January 1, 2005, and was established based on the Committee’s evaluation of his job responsibilities, his experience, and his contribution to the business. The Committee also evaluated compensation paid to executives of peer companies and exercised its discretion and judgment without applying any specific formula or weight to the various factors. Dr. Manuso was paid a guaranteed bonus of $100,000 in 2005. In addition, in March 2006, the Committee granted Dr. Manuso a performance-based bonus of $250,000 in connection with his services to the Company in 2005. The bonuses paid to Dr. Manuso were based on the Committee’s evaluation of Dr. Manuso’s performance and his significant contribution to SuperGen’s achievements during 2005.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

The Committee is responsible for addressing issues raised by Section 162(m) of the Internal Revenue Code. Section 162(m) limits SuperGen’s tax deduction for compensation paid to certain executive officers that does not qualify as “performance-based” to $1 million per executive officer. To qualify as performance-based under Section 162(m), compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals.

Summary

The Committee advises the Board regarding our cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote our business goals and providing incentive for these persons to achieve goals, which are intended to build long-term stockholder value.

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Walter J. Lack, Chairman

Thomas V. Girardi

COMPANY STOCK PRICE PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return with those of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index. The graph assumes that $100 was invested on December 31, 2000 in the Company’s common stock and in the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index, including reinvestment of dividends. Note that historic stock price performance should not be considered indicative of future stock price performance.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

INCORPORATION BY REFERENCE

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, the sections of this Proxy Statement entitled “Report of the Audit Committee of the Board of Directors,” “Report of the Compensation Committee of the Board of Directors” and “Company Stock Price Performance Graph” shall not be deemed “filed” with the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, unless specifically otherwise provided in any such filings.

THE BOARD OF DIRECTORS

Dublin, California
April 28, 2006

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the annual meeting.

SUPERGEN, INC.

2006 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of SuperGen, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2006, and hereby appoints James S.J. Manuso and Michael Molkentin, and each of them individually, its proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SuperGen, Inc. to be held on June 9, 2006, at 2:00 p.m. local time, at 4140 Dublin Boulevard, Dublin, California 94568, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side and, in his discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your SuperGen account online.

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Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR ALL NOMINEES	WITHHELD FOR ALL NOMINEES			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS: Nominees: 01 James S.J. Manuso, 02 Charles J. Casamento, 03 Thomas V. Girardi, 04 Allan R. Goldberg, 05 Walter J. Lack, 06 Michael D. Young	☐	☐	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.	☐	☐	☐

Withheld for nominees listed below (Write nominee's name in space provided below):

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof, including any postponement or adjournment of a meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

	Signature(s) ___________________________________________________________________________________					Dated __________________, 2006

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.

Ù FOLD AND DETACH HERE Ù

You can view the SuperGen, Inc. 2005 Annual Report, the 12/31/05 Form 10-K, and the Proxy Statement on the internet at www.supergen.com/financialinfo2005